                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          GREENPOINT FINANCIAL CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                  [LOGO OF GREENPOINT FINANCIAL]

March 23, 2001

Dear Fellow Stockholder:

  I hope you will be able to join us at our annual stockholders meeting on Tuesday, May 8, 2001. The meeting will be held at the Grand Hyatt Hotel, Park Avenue at Grand Central, New York, New York, and will begin at 10:00 a.m.

  Attached is the formal notice of the meeting and a proxy statement that fully describes the business that will take place. The major business will be the election of directors, ratification of PricewaterhouseCoopers LLP as our auditor and approval of a benefit arrangement that is described in detail in the proxy statement.

  Officers of the Corporation as well as representatives of PricewaterhouseCoopers will be present to answer any questions you may have regarding the business of the meeting.

  The Directors believe that the matters you will be asked to vote on at the meeting are in the best interest of our Corporation, and we urge you to vote "FOR" all of them. Our reasons are fully explained in the proxy statement.

  It is important that your shares be represented at the meeting whether or not you are present. Please be sure to complete and mail the enclosed proxy card in the postage-paid return envelope or use the telephone or Internet voting procedure described on the proxy card--even if you plan to attend in person.

  On behalf of the Directors and our employees, let me thank you once again for your support.


                                          Sincerely yours,

                                          /s/ Thomas S. Johnson

                                          Thomas S. Johnson
                                          Chairman and Chief Executive Officer

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                          GREENPOINT FINANCIAL CORP.
                                90 Park Avenue
                           New York, New York 10016
                                (212) 834-1202

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                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 8, 2001

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  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the
"Meeting") of GreenPoint Financial Corp. (the "Corporation"), will be held at the Grand Hyatt Hotel, Park Avenue at Grand Central, New York, New York, on Tuesday, May 8, 2001 at 10:00 a.m., local time.

  A Proxy Card and a Proxy Statement for the Meeting are enclosed.

  The Meeting is for the purpose of considering and acting upon:

  1. The election of four Directors of the Corporation.

  2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditor for the year ending December 31, 2001.

  3. The approval of the GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan.

  4. The transaction of such other matters as may properly come before the Meeting or any postponements or adjournments thereof.

  The Board of Directors is not aware of any other business to come before the Meeting.

  Action may be taken on any of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be postponed or adjourned. Stockholders of record as of the close of business on March 20, 2001 are the stockholders entitled to vote at the Meeting and any postponements or adjournments thereof.

  You are requested to complete and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed postage-paid return envelope. Alternatively, you may use a toll-free telephone number or the Internet as described on the enclosed Proxy Card. The proxy, in whichever form received, will not be used if you attend and vote at the Meeting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Howard C. Bluver

                                          Howard C. Bluver
                                          Secretary

New York, New York
March 23, 2001

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IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE
OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. IF YOU COMPLETE THE ENCLOSED PROXY CARD, A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY USE THE TELEPHONE OR INTERNET VOTING PROCEDURE DESCRIBED ON THE PROXY CARD.
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

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                                PROXY STATEMENT
                                      of
                          GREENPOINT FINANCIAL CORP.
                                90 Park Avenue
                           New York, New York 10016
                                (212) 834-1202

                        ANNUAL MEETING OF STOCKHOLDERS
                                  May 8, 2001

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                                    GENERAL

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  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of GreenPoint Financial Corp. (the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting") which will be held at the Grand Hyatt Hotel, Park Avenue at Grand Central, New York, New York, on Tuesday, May 8, 2001 at 10:00 a.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about March 23, 2001.

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                      VOTING AND REVOCABILITY OF PROXIES

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  Proxies solicited by the Board will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth below, for ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditor for the year ending December 31, 2001 and for approval of the GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a Director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

  The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of the Corporation's common stock, par value $.01 per share ("Common Stock"), entitled to vote is necessary to constitute a quorum at the Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

  Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all postponements or adjournments thereof. Proxies may be revoked by written notice to Howard C. Bluver, Secretary of the Corporation, at the address shown above, by filing a later dated proxy (using a proxy card or the telephone or Internet voting procedure) prior to a vote being taken on a particular proposal at the Meeting, or by attending the Meeting and voting in person.

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                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

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  Stockholders of record as of the close of business on March 20, 2001 are entitled to one vote for each share then held. As of March 20, 2001, the Corporation had 100,583,086 shares of Common Stock issued and outstanding.

  As provided in the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed the beneficial owner of shares owned by an affiliate of, and by persons acting in concert with, such person or entity. The Certificate of Incorporation authorizes the Board to (i) make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit supply information to the Corporation to enable the Board to implement and apply the Limit. The Certificate of Incorporation provides that neither the GreenPoint Bank Employee Stock Ownership Plan (the "ESOP") nor the trustee of the ESOP (the "ESOP Trustee") may be deemed, for purposes of applying the Limit, to beneficially own any Common Stock held by the ESOP.

  Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based upon such reports, the following table sets forth, as of December 31, 2000, certain information as to the Common Stock beneficially owned by persons owning in excess of 5% of the outstanding Common Stock. Management knows of no person, except as listed below, who owned more than 5% of the outstanding Common Stock as of December 31, 2000.

                                                 Amount and Nature  Percent of
                Name and Address                   of Beneficial   Outstanding
              of Beneficial Owner                  Ownership(1)    Common Stock
              -------------------                ----------------- ------------
GreenPoint Bank Employee Stock Ownership Plan
 90 Park Avenue
 New York, New York 10016.......................   15,151,045(2)      15.14%

--------
(1) In accordance with Rule 13d-3 promulgated under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has shared voting or investment power with respect to such shares, or has a right to acquire beneficial ownership at any time within sixty days of the date of determination of beneficial ownership. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(2) In accordance with the ESOP, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), the ESOP Trustee must vote all allocated shares of Common Stock held in the ESOP in accordance with the instructions of the participating employees. Pursuant to the ESOP, unallocated shares of Common Stock will be voted by the ESOP Trustee in a manner calculated to reflect most accurately the instructions the ESOP Trustee has received from participants regarding the allocated shares of Common Stock. Notwithstanding the foregoing, all unallocated shares of Common Stock must be voted by the ESOP Trustee in accordance with the ESOP Trustee's responsibilities under provisions of ERISA. As of March 20, 2001, 4,466,079 shares of Common Stock were allocated under the ESOP, excluding shares of Common Stock distributed from the ESOP to former ESOP participants.

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                       PROPOSAL 1--ELECTION OF DIRECTORS

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  The Board is currently composed of eleven members. Pursuant to the
Certificate of Incorporation, the Board is divided into three classes which must be as nearly equal in number as possible. The term of one class of Directors expires at each Meeting. The Certificate of Incorporation provides that Directors are to be elected for terms of three years and until their successors are elected and qualified.

  Four Directors will be elected at the Meeting to serve for a three-year period and until their respective successors have been elected and qualified. The Board has nominated to serve as Directors Bharat B. Bhatt, Robert M. McLane, Edward C. Schmults and Robert F. Vizza, all of whom are currently members of the Board. It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

  A plurality of the votes cast by stockholders present at the Meeting, in person or by proxy, and entitled to vote is required for the election of Directors. Stockholders may not vote their shares of Common Stock cumulatively for the election of Directors.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

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         Information with Respect to Nominees and Continuing Directors

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Nominees for Election as Directors for the Term Expiring in 2004

  Bharat B. Bhatt, 57, has been a Director of the Corporation since October 1997. Mr. Bhatt joined the Corporation in June 1995 as Vice Chairman and was appointed as the Corporation's President and Chief Operating Officer in October 1997. Mr. Bhatt served as the Chief Financial Officer of Shawmut National Corporation from 1992 to 1994, as a Senior Vice President at Mellon Bank from 1989 to 1992 and held various positions at Chemical Bank from 1971-1989. A graduate of the University of Bombay, Mr. Bhatt also attended the Management Program at the Harvard Business School. Mr. Bhatt is a member of The Institute of Chartered Accountants.

  Robert M. McLane, 71, has been a Director of the Corporation since its formation in August 1993. A graduate of Yale University, Mr. McLane is a retired Senior Vice President of Marsh & McLennan, Inc., an insurance brokerage corporation. He is presently a Director of several private corporations and is a Trustee of Greenwood Cemetery, Brooklyn, New York.

  Edward C. Schmults, 70, has been a Director of the Corporation since July 1994. Mr. Schmults served as Senior Vice President and General Counsel of GTE Corporation from February 1984 to June 1994. A graduate of Yale University, Mr. Schmults received a law degree from Harvard Law School. Mr. Schmults held various positions in government, including service as the Deputy Attorney General of the United States and Under Secretary of the United States Treasury Department. Mr. Schmults was a partner with White & Case, a law firm in New York City. Mr. Schmults is a Director of The Germany Fund, The Central European Equity Fund, Deutsche Asset Management VIT Funds and Viatel, Inc., a provider of telecommunications services, and Chairman of the Board of Trustees of The Edna McConnell Clark Foundation.

  Robert F. Vizza, 67, has been a Director of the Corporation since its formation in August 1993. He is the retired President and Chief Executive Officer of St. Francis Hospital, Roslyn, New York, and held the position of Dean of the School of Business of Manhattan College, in New York, for 18 years, prior to joining St. Francis Hospital. He is presently President and Chief Executive Officer of the Dolan Foundations and the Lustgarten Foundation for Cancer Research. Having earned a doctorate degree from the New York University Graduate School of Business Administration, Dr. Vizza also received an Honorary Doctorate of Laws degree from LaSalle

College in Philadelphia, and is a Fellow of the International Academy of Management. He is a Director of the Phoenix Home Life Mutual Insurance Company, and chairs its Audit Committee, and is on the Planning Board of the Village of Old Brookville.

Directors Whose Term Expires in 2002

  William M. Jackson, 52, has been a Director of the Corporation since its formation in August 1993. A graduate of Harvard College, Mr. Jackson received a law degree from George Washington University Law School. Mr. Jackson is a partner with Satterlee, Stephens, Burke & Burke, L.L.P., a law firm in New York City.

  Charles B. McQuade, 59, has been a Director of the Corporation since its formation in August 1993. A graduate of Fordham College, Mr. McQuade also obtained a masters degree in business administration at the Bernard M. Baruch Graduate Business School. Mr. McQuade is the President and Chief Executive Officer of the Securities Industry Automation Corporation. Mr. McQuade serves as a Director of the Brooklyn Bureau of Community Service and the Futures in Education Foundation, and serves on the Advisory Boards of the Center for Advanced Technology in Telecommunications (Polytechnic Institute) and The Stanton Heiskell Center for Public Policy in Telecommunications and Information Systems (City University of New York).

  Dan F. Huebner, 69, has been a Director of the Corporation since its formation in August 1993. A graduate of the University of Minnesota, Mr. Huebner also holds both a masters and professional degree in aeronautics from the California Institute of Technology. He is the retired Vice Chairman and a Director of Grumman Corporation. Mr. Huebner is presently a Trustee of the Atlantic Mutual Insurance Co. and the Vesterheim Norwegian American Museum, and a Director of the Centennial Insurance Co. and the Atlantic Specialty Insurance Co.

  Thomas S. Johnson, 60, has been Chairman and Chief Executive Officer of the Corporation since joining the Corporation in August 1993. He was also President of the Corporation from August 1993 to October 1997. Mr. Johnson has served as President of both Chemical Bank and Manufacturers Hanover Trust Company. He is a Director of Alleghany Corporation, a company engaged in the insurance and reinsurance businesses, RR Donnelley & Sons, Inc., a printing company, and Online Resources & Communications Corporation, and a number of not-for-profit organizations, including The Institute of International Education, The Asia Society, The United States Japan Foundation, The Cancer Research Institute of America and WNET Channel 13, New York. He is Chairman of the Board of Trustees of Trinity College. A graduate of Trinity, he also has a masters degree in business administration from Harvard University.

Directors Whose Term Expires in 2003

  Peter T. Paul, 57, has been a Director of the Corporation since March 1999. Mr. Paul became a member of the Corporation's management as a Vice Chairman in March 1999 following the Corporation's acquisition of Headlands Mortgage Company ("Headlands"). Mr. Paul founded Headlands, which began operations in 1986, and served as its Chairman, Chief Executive Officer and President. He earned a bachelors degree from the University of New Hampshire and a masters degree from Boston University. Mr. Paul is a Director of the California Mortgage Bankers Association.

  Alvin N. Puryear, 63, has been a Director of the Corporation since its formation in August 1993. A graduate of Yale University, he received masters and doctorate degrees from Columbia University's Graduate School of Business Administration. Dr. Puryear is the Lawrence N. Field Professor of Entrepreneurship and a Professor of Management at Bernard M. Baruch College of the City University of New York. He is a Director of the Bank of Tokyo-Mitsubishi Trust Company, American Capital Strategies, Ltd., a buyout and specialty finance company, the Presbyterian Church (U.S.A.) Investment and Loan Corporation, and The Interracial Council for Business Opportunity. Dr. Puryear is also a Trustee of the Community Service Society of New York.

  Robert P. Quinn, 65, has been a Director of the Corporation since its formation in August 1993. A graduate of the University of Notre Dame, Mr. Quinn was a General Partner and Managing Director of the investment banking firm of Salomon Brothers Inc. Mr. Quinn is a Trustee of G.E. Funds, a registered investment management company.

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             Securities Owned by Directors and Executive Officers

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  The following table sets forth, as of March 20, 2001, certain information as to the Common Stock beneficially owned by each Director, by each executive officer named in the Summary Compensation Table and by all Directors and executive officers of the Corporation as a group. No Director or executive officer beneficially owns directly or indirectly more than 1% of the outstanding Common Stock, other than Messrs. Johnson and Paul. All Directors and executive officers of the Corporation as a group beneficially own 6.32% of the outstanding Common Stock.

                                                         Shares of Common Stock
      Name or                                            Beneficially Owned as
      Identity                                                of March 20,
      of Group                                               2001(1)(2)(3)
      --------                                           ----------------------
      Bharat B. Bhatt...................................         716,911
      Dan F. Huebner....................................          94,179
      S.A. Ibrahim......................................         232,275
      William M. Jackson................................          81,400
      Thomas S. Johnson.................................       1,893,486
      Robert M. McLane..................................          99,344
      Charles B. McQuade................................         100,000
      Peter T. Paul.....................................       1,908,970
      Alvin N. Puryear..................................          87,355
      Robert P. Quinn...................................         103,250
      Edward C. Schmults................................          49,000
      Ramesh N. Shah....................................         272,204
      Robert F. Vizza...................................          76,491
      All Directors and Executive Officers as a Group
       (19 Persons).....................................       6,354,494

--------
(1) For the definition of beneficial ownership, see footnote (1) to the table in "Voting Securities and Principal Holders Thereof."
(2) Includes certain shares of Common Stock owned by spouses, or as a custodian or trustee or by spouses as a custodian or trustee, over which shares of Common Stock such Director or executive officer effectively exercises sole or shared voting and/or investment power, unless otherwise indicated.
(3) Includes certain shares of Common Stock allocated to executive officers under the ESOP, over which shares of Common Stock such officers effectively exercise sole or shared voting power.

Stock Ownership Guidelines

  The Board has adopted stock ownership guidelines for Directors and executive officers in order to encourage substantial equity ownership in the Corporation by those individuals who are in the best position to work to maximize stockholder value. Pursuant to these guidelines, each Director is expected to own Common Stock equal in value to 5 times the annual retainer. In addition, the Chairman of the Board and Chief Executive Officer is expected to own Common Stock equal in value to 5 times salary, the President and Chief Operating Officer is expected to own Common Stock equal in value to 3 times salary, and certain other officers are expected to own Common Stock equal in value to a multiple of salary depending on their positions. In all cases, eligible shares for purposes of the guidelines exclude stock options, but include shares obtained through the Corporation's employee benefit plans.

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                     Meetings and Committees of the Board

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  The Board conducts business through meetings of the Board and of its committees. During the fiscal year ended December 31, 2000, the Board held twelve meetings. No Director attended fewer than 75% in the aggregate of the total number of meetings of the Board or committees on which such Director served during this period.

  The Audit Committee of the Board (the "Audit Committee") assists the Board in its oversight of the Corporation's financial reporting process, including meeting with both independent and internal auditors of the Corporation to review the plans and reports of such auditors and to recommend the appointment of the independent auditor. The Audit Committee currently consists of Dr. Puryear, as Chair, Messrs. McLane and McQuade, and Dr. Vizza. During the fiscal year ended December 31, 2000, the Audit Committee held six meetings.

  The Nominating Committee of the Board (the "Nominating Committee") recommends to the Board nominees for election to the Board. The Nominating Committee currently consists of Mr. Jackson, as Chair, and Messrs. Huebner and Quinn. During the fiscal year ended December 31, 2000, the Nominating Committee held one meeting.

  The Compensation Committee of the Board (the "Compensation Committee") reviews the performance and compensation of the officers of the Corporation, as well as the human resources policies of the Corporation, and makes recommendations to the Board with respect thereto. The Compensation Committee currently consists of Mr. Schmults, as Chair, and Messrs. Huebner, Jackson and Quinn. During the fiscal year ended December 31, 2000, the Compensation Committee held six meetings.

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                            Audit Committee Report

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  The role of the Audit Committee is to assist the Board in its oversight of the Corporation's financial reporting process. The Board, in its business judgment, has determined that all members of the Committee are "independent" as required by, and meet the experience requirements of, the applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was adopted and approved by the Board, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements, the Corporation's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for auditing the Corporation's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

  In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has received reports from management with respect to information technology consulting services relating to financial information systems design and implementation and any other services provided by the independent auditor, has considered whether the provision of those services by the independent auditor to the Corporation is compatible with maintaining the auditor's independence and has discussed with the auditor the auditor's independence.

  The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the Corporation's financial statements are complete and accurate, that the audit of the Corporation's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Corporation's auditor is in fact "independent."

  Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

  The information contained in the Audit Committee Report, including Appendix A, is not deemed to be soliciting material or to be filed for purposes of the Exchange Act, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Corporation specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

                              THE AUDIT COMMITTEE

                            Alvin N. Puryear, Chair
                               Robert M. McLane
                              Charles B. McQuade
                                Robert F. Vizza

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                            Directors' Compensation

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Directors' Fee Arrangements

  Employees of the Corporation or any subsidiary of the Corporation who are Directors receive no compensation for their service on the Board or the Board of Directors of GreenPoint Bank (the "Bank Board"). Directors who are not officers or employees of the Corporation or any subsidiary of the Corporation ("Non-Employee Directors") receive an annual retainer of $30,000 payable in shares of Common Stock and fees of $1,000 per Board meeting and $1,000 per committee meeting. The Chairperson of each committee receives an additional fee of $500 per committee meeting. The Board and the Bank Board are identically constituted, and Non-Employee Director fees cover service on both the Board and the Bank Board. Non-Employee Directors are offered the option of participation in the medical insurance plan of GreenPoint Bank (the "Bank") which is available to the Bank's eligible employees. The Bank has also implemented a retirement plan for Non-Employee Directors. The maximum annuity benefit under this retirement plan is equal to the annual retainer fee paid to Non-Employee Directors. Only Non-Employee Directors who have accumulated ten or more years of service as a Director of the Bank and who retire from the Bank Board at age sixty-five or older or whose service as a Non-Employee Director is terminated because of disability, are eligible to receive the maximum annuity benefit.

Non-Employee Directors Stock Option Plan

  Under the GreenPoint Financial Corp. Non-Employee Directors Stock Option Plan (the "Directors Stock Option Plan"), Non-Employee Directors are eligible to receive stock options. In Proposal 3 described in this

Proxy Statement, the Corporation is proposing the approval of the GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan (the "2001 Plan"). Upon stockholder approval, the 2001 Plan will replace the Directors Stock Option Plan for stock option grants made in 2001 and subsequent years.

  The Directors Stock Option Plan is administered by the Compensation Committee. However, grants of stock options to participants, and the amount, nature and timing of such grants, are automatically determined and are not subject to the determination of the Compensation Committee.

  The total number of shares of Common Stock for which options may be granted may not exceed 1,450,000 shares while the plan is in effect, subject to certain adjustments. Non-Employee Directors receive a non-qualified stock option to purchase 10,000 shares of Common Stock at a price equal to the fair market value at the time of the grant upon becoming a Director. In addition, during the term of the Directors Stock Option Plan, on the day following the Corporation's Annual Meeting each year, each Non-Employee Director receives a non-qualified stock option to purchase 4,000 shares of Common Stock at a price equal to the fair market value at the time of the grant, provided such individual continues to be a Non-Employee Director.

  The term of each stock option is ten years from the date of grant. The Directors Stock Option Plan will terminate on December 31, 2004.

-------------------------------------------------------------------------------

            Compensation Committee Report on Executive Compensation

-------------------------------------------------------------------------------

  The Compensation Committee (the "Committee") has responsibility for review and oversight of the Corporation's compensation programs, and for administering executive salary and incentive compensation plans. The following report discusses executive compensation objectives and policies and their relationship to corporate performance. Also, the report specifically discusses the Committee's bases for compensation of the Chief Executive Officer for 2000.

Executive Compensation Objectives and Policies

  The Corporation's executive compensation program is designed to be closely linked to corporate performance. The Corporation has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Corporation's success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals contained in the Corporation's business strategy, to link executive and stockholder interests through equity-based plans, and to provide a compensation package that recognizes and rewards individual contributions, as well as overall business results. The Committee is of the view that compensation should be designed to stimulate performance improvement and profitable growth and should reward exceptional performance with remuneration that is commensurate with such performance. To this end, total compensation for executive officers is designed to be, over time, approximately at the 75th percentile of the Corporation's peer group, as defined below, with the majority of compensation being at risk to performance.

  Each year the Committee conducts a full review of the Corporation's executive compensation. This review includes a comprehensive assessment of the effectiveness of the Corporation's compensation program in stimulating profitable growth through performance-based incentives. It also includes a comparative analysis, produced by independent compensation and benefits consultants, of the Corporation's executive compensation, corporate performance and total return to stockholders compared to a peer group representing the Corporation's most direct competitors for executive talent. The strongest competitors for executive talent for most positions are believed to be the largest thrift institutions, specialty finance companies and mortgage banks throughout the country, as well as medium size commercial banks.

  The Committee determines the compensation of all of the executive officers of the Corporation, including the named executive officers whose compensation is detailed in this Proxy Statement. In reviewing the individual performance of the executives whose compensation is detailed in this Proxy Statement (other than Mr. Johnson), the Committee gives weight to the recommendations of Mr. Johnson.

  The key elements of the Corporation's executive compensation program consist of base salary, annual performance-based cash incentives, and stock-based incentives such as stock options and restricted stock. In addition, while these elements of compensation are considered separately, the Committee's policies take into account the total compensation package of each executive officer, including pension benefits, supplemental retirement benefits, insurance and other benefits.

Compensation of Chief Executive Officer

  The Corporation's employment arrangement with Mr. Johnson provides him with a competitive package at approximately the 75th percentile of the Corporation's peer group. This package is described in detail in the "Executive Compensation" section of this Proxy Statement. The Committee designed this package after consulting with and receiving the advice of its independent compensation and benefits consultants. Consistent with the Corporation's overall compensation policy, the Corporation's employment arrangement with Mr. Johnson is largely performance-based. Specifically, the arrangement is based on performance-based plans that link compensation to several measures of financial performance selected by the Committee. Consequently, a substantial percentage of Mr. Johnson's compensation is at risk and is directly linked to performance measures, which may include return on equity, return on assets, net income and earnings per share. The arrangement also provides that Mr. Johnson is to receive stock incentives intended to tie Mr. Johnson's compensation directly to future stockholder value. See footnote (2) to the "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" table of this Proxy Statement for a description of the amount and terms of stock options provided to Mr. Johnson.

  In evaluating Mr. Johnson's performance for 2000, the Committee is of the opinion that Mr. Johnson's work throughout 2000 was critical to the achievement of a successful year for the Corporation, including record financial results in the Corporation's core mortgage and consumer banking businesses, and completion of a major restructuring of the Corporation's manufactured housing finance business that was necessary to position that business as a profitable contributor to the Corporation going forward. Specifically, although the Corporation encountered rising interest rates and an industry-wide period of sharply declining mortgage origination volume, the Corporation's mortgage business increased both mortgage volume and market share during 2000, while maintaining very strong margins. In addition, the Corporation's consumer banking business achieved fee revenue growth of over 20% in 2000 and, despite intensifying competition for deposits in the New York market, maintained stable core deposit levels. However, the Committee considered as well the poor performance of the manufactured housing finance business during 2000 and determined to adjust the annual performance award to reflect that performance. Accordingly, for 2000, Mr. Johnson received $750,000 in base salary and an annual performance award of $450,000.

Deductibility of Executive Officer Compensation

  The Committee's policy with respect to the tax deductibility of executive compensation above $1 million is to structure benefit plans in a manner that permits the deductibility of such compensation under Section 162(m) of the Code when the Corporation can do so without materially compromising the objectives of its overall compensation program.

                          THE COMPENSATION COMMITTEE

                           Edward C. Schmults, Chair
                                Dan F. Huebner
                              William M. Jackson
                                Robert P. Quinn

-------------------------------------------------------------------------------

                            Executive Compensation

-------------------------------------------------------------------------------

Summary Compensation Table

  The following table sets forth the compensation paid by the Corporation during each of the years ended December 31, 2000, 1999 and 1998, respectively, to the Corporation's Chief Executive Officer and its four next highest paid executive officers.

                                                                     Long-Term Compensation
                                                                ---------------------------------
                               Annual Compensation(1)                   Awards           Payouts
                         -------------------------------------- ----------------------- ---------
                                                                            Securities
                                                   Other Annual Restricted  Underlying    LTIP     All Other
   Name and Principal         Salary               Compensation   Stock    Options/SARs  Payouts  Compensation
       Position(s)       Year   ($)   Bonus ($)       ($)(2)    ($)(3)(4)      (#)       ($)(5)      ($)(6)
 ----------------------- ---- ------- ---------    ------------ ---------- ------------ --------- ------------
Thomas S. Johnson....... 2000 750,000   450,000       70,770         --      425,000          --     63,653
 Chairman and Chief      1999 732,692   800,000       63,280         --      310,000          --     46,030
  Executive Officer      1998 650,000 1,800,000(7)    53,500         --      230,000    1,795,000    77,100


Bharat B. Bhatt......... 2000 500,000   220,000       18,704         --      290,000          --     80,961
 President and Chief     1999 491,346   425,000       18,427         --      155,000          --     65,395
  Operating Officer      1998 450,000   925,000(7)       --          --      160,000          --     77,100


Peter T. Paul........... 2000 332,308    85,000          --          --      125,000          --     32,084
 Vice Chairman, and      1999 219,231   260,000          --          --       75,000          --      3,050
  Chief Executive        1998     --        --           --          --          --           --        --
  Officer and President,
  GreenPoint Credit,
  LLC(8)(9)


S.A. Ibrahim............ 2000 331,346   395,000          --      535,938      82,000          --     87,808
 Chief Executive Officer 1999 292,403   260,000       22,825         --       65,000          --    355,482
  and President,         1998 266,154   250,000          --          --       50,000          --     56,500
  GreenPoint Mortgage
  Funding, Inc.(10)


Ramesh N. Shah.......... 2000 332,308   316,000          --      471,625      82,000          --     41,863
 Executive Vice          1999 272,307   310,000          --          --       60,000          --     27,349
  President, Consumer    1998 256,538   200,000          --          --       60,000          --     58,821
  Banking

--------
 (1) Annual compensation includes deferred compensation. Bonus amounts include all bonus payments earned for the years ended December 31, 2000, 1999 and 1998, including amounts paid in 2001, 2000 and 1999, respectively.
 (2) For each of the years ended December 31, 2000, 1999 and 1998, respectively, there were not (i) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year for anyone other than Mr. Johnson; (ii) payments of above-market preferential earnings on deferred compensation; (iii) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (iv) tax payment reimbursements for anyone other than Messrs. Bhatt and Ibrahim; or (v) preferential discounts on stock. Mr. Johnson's perquisites consisted of a $50,000 housing allowance in each of 2000, 1999 and 1998 and $20,770, $13,280 and $3,500 for personal use of an automobile owned by the Corporation during 2000, 1999 and 1998, respectively. Mr. Bhatt received a tax payment reimbursement in the amount of $18,704 and $18,427 for 2000 and 1999, respectively. During 1999, Mr. Ibrahim received a tax payment reimbursement in the amount of $22,825.
 (3) On January 28, 1996, Mr. Johnson was granted 300,000 shares of restricted Common Stock ("Restricted Stock"), which vests at a rate of 20% per year beginning one year from the date of grant. On January 29, 1997, Mr. Bhatt was granted 30,000 shares of Restricted Stock, which vests at a rate of 25% per year beginning one year from the date of grant. On January 20, 2000, Mr. Ibrahim was granted 25,000 shares of Restricted Stock and Mr. Shah was granted 22,000 shares of Restricted Stock, which, in each case, vests three years from the date of grant. The rate at which the Restricted Stock vests is subject to acceleration upon the occurrence of certain specified events. At December 31, 2000, Mr. Johnson held 60,000 shares of Restricted Stock having a value of $2,456,250, Mr. Bhatt held 7,500 shares of Restricted Stock having a value of $307,031, Mr. Ibrahim held 25,000 shares of Restricted Stock having a value of $1,023,438 and Mr. Shah held 22,000 shares of Restricted Stock having a value of $900,625.
 (4) Whenever Restricted Stock is paid to a named executive officer, the executive officer is entitled to receive, with respect to each share of Restricted Stock paid, an amount attributable to any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to a share of Common Stock (including an appropriate amount of net earnings, if any) between the date the relevant Restricted Stock award was granted and the date the Restricted Stock is paid, unless any such dividend is paid to a named executive officer on a current basis.

 (5) There were no LTIP payouts made for the years ended December 31, 2000 and 1999. LTIP payouts include payouts earned for the one-year and four-year periods ended December 31, 1998, paid in 1999 under the GreenPoint Financial Corp. 1994 Long-Term Incentive Plan. Under the plan, payments were to be made in cash, based on the Corporation's return on equity or total stockholder return performance over a period of four years relative to the performance of a selected comparable group of companies. For each of the 1995-1997 performance periods, no awards would be paid unless target performance was achieved by the Corporation, although target awards not earned in one performance period were carried over to the next performance period and could be earned if target performance was achieved in that or a subsequent performance period. An award for above target performance could only be paid in connection with the 1998 performance period. Messrs. Bhatt, Paul, Ibrahim and Shah were not participants in the plan.
 (6) Includes (i) $51,130, $34,504 and $66,000, which is the value of shares of Common Stock allocated under the ESOP based on 2000, 1999 and 1998 compensation, respectively, for Mr. Johnson, $51,130, $34,504 and $66,000, which is the value of shares of Common Stock allocated under the ESOP based on 2000, 1999 and 1998 compensation, respectively, for Mr. Bhatt, $25,585, which is the value of shares of Common Stock allocated under the ESOP based on 2000 compensation for Mr. Paul, $34,141, $18,502 and $50,018, which is the value of shares of Common Stock allocated under the ESOP based on 2000, 1999 and 1998 compensation, respectively, for Mr. Ibrahim, and $34,141, $18,502 and $50,018, which is the value of shares of Common Stock allocated under the ESOP based on 2000, 1999 and 1998 compensation, respectively, for Mr. Shah; (ii) the Bank's contributions to its 401(k) Savings Plan of $5,100, $4,800 and $4,800 for each of Messrs. Johnson and Bhatt for 2000, 1999 and 1998, respectively, $5,100 and $3,050 for Mr. Paul for 2000 and 1999, respectively, $5,100, $4,800 and $4,800 for Messrs.
      Ibrahim and Shah for 2000, 1999 and 1998, respectively; (iii) the value of the life insurance premiums paid by the Corporation of $7,423, $6,726 and $6,300 for Mr. Johnson for 2000, 1999 and 1998, respectively, $4,902, $6,553 and $6,300 for Mr. Bhatt for 2000, 1999 and 1998,
      respectively, $1,399 for Mr. Paul for 2000, $1,644, $2,565 and $1,682
      for Mr. Ibrahim for 2000, 1999 and 1998, respectively, and $2,622, $4,047 and $4,003 for Mr. Shah for 2000, 1999 and 1998, respectively;
      (iv) $19,829 and $19,538, which is the value of Mr. Bhatt's personal use of an automobile owned by the Corporation for 2000 and 1999, respectively; and (v) payments to Mr. Ibrahim during 2000 and 1999 in the amount of $46,923 and $329,615, respectively, in connection with Mr. Ibrahim's relocation to California to assume his position with GreenPoint Mortgage Funding, Inc.
 (7) Includes a special recognition bonus of $1 million for Mr. Johnson and $500,000 for Mr. Bhatt awarded to acknowledge the critical role each of them played in both the BankAmerica Housing Services and Headlands Mortgage Company acquisitions, two critical components in the Corporation's strategic plan.
 (8) The information reflected in this table with respect to Mr. Paul is for the period following the Corporation's acquisition of Headlands Mortgage Company in March 1999.
 (9) GreenPoint Credit, LLC is a wholly-owned subsidiary of the Corporation, the principal business activity of which is the origination and servicing of manufactured housing loans.
(10) GreenPoint Mortgage Funding, Inc. is a wholly-owned subsidiary of the Corporation, the principal business activity of which is the origination and servicing of mortgage loans.

Fiscal 2000 Stock Option Grants

  The following table contains information concerning the grant of options to purchase Common Stock to the named executive officers during the year ended December 31, 2000. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms, assuming compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Common Stock. The Corporation has not granted any freestanding stock appreciation rights ("SARs") to the named executive officers.

                                   Individual Grants(1)
                         ----------------------------------------
                                      % of                          Potential Realizable
                                      Total                       Value at Assumed Annual
                         Number of   Options                        Rates of Stock Price
                           Shares    Granted                      Appreciation for Option
                         Underlying    to                                 Term(3)
                           Option   Employees Exercise Expiration ------------------------
          Name             Grants    in 2000  Price(2)    Date        5%          10%
          ----           ---------- --------- -------- ---------- ----------- ------------
Thomas S. Johnson.......  425,000     20.96%  $21.4375  01/20/10  $ 5,729,820 $ 14,520,488
Bharat B. Bhatt.........  290,000     14.30%  $21.4375  01/20/10  $ 3,909,759 $  9,908,098
Peter T. Paul...........  125,000      6.16%  $21.4375  01/20/10  $ 1,685,241 $  4,270,732
S.A. Ibrahim............   82,000      4.04%  $21.4375  01/20/10  $ 1,105,518 $  2,801,600
Ramesh N. Shah..........   82,000      4.04%  $21.4375  01/20/10  $ 1,105,518 $  2,801,600

--------
(1) The options shown were granted to Messrs. Johnson, Bhatt, Paul, Ibrahim and Shah on January 20, 2000 and are exercisable at a rate of 33 1/3% per year beginning one year from the date of grant.
(2) The exercise price per share for each option is equal to the fair market value of the Common Stock on the date of grant.
(3) The potential realizable value is calculated in accordance with the disclosure rules promulgated by the Securities and Exchange Commission (the "Commission"). The hypothetical gains shown are based on compound annual rates of stock price appreciation of 5% and 10% from the date of grant to the expiration date. The assumed rates of growth are prescribed by the Commission and are for illustrative purposes only. They are not intended to predict future Common Stock prices. Actual realized value, if any, will depend on the market value of the Common Stock at the time of exercise, and no gain to the optionee is possible without an increase in the Common Stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table sets forth information on the aggregate number of unexercised options to purchase Common Stock granted in all years to the named executive officers and held by them as of December 31, 2000 and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of Common Stock) as of December 31, 2000. None of the named executive officers exercised options during the fiscal year ended December 31, 2000. The Corporation has not granted any free-standing SARs to the named executive officers.

                                                   Number of Securities      Value of Unexercised
                          Number of               Underlying Unexercised     In-the-Money Options
                           Shares                   Options at 12/31/00(2)     at 12/31/00(2)(3)
                         Acquired on    Value    ------------------------- -------------------------
   Name                   Exercise   Realized(1) Exercisable Unexercisable Exercisable Unexercisable
   ----                  ----------- ----------- ----------- ------------- ----------- -------------
Thomas S. Johnson.......       0           0      1,166,665     708,335    $25,460,196  $10,666,992
Bharat B. Bhatt.........       0           0        468,332     446,668    $ 7,762,244  $ 6,953,969
Peter T. Paul...........       0           0         25,000     175,000    $   181,250  $ 2,800,000
S.A. Ibrahim............       0           0        184,998     142,002    $ 2,408,006  $ 2,102,245
Ramesh N. Shah..........       0           0        213,334     142,000    $ 3,807,101  $ 2,097,125

--------
(1) The value realized as shown represents the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option.
(2) On January 28, 1995, Mr. Johnson was granted an option to purchase 680,000 shares of Common Stock. On June 19, 1995, Mr. Bhatt was granted an option to purchase 150,000 shares of Common Stock. On June 3, 1996, Mr. Shah was granted an option to purchase 110,000 shares of Common Stock. On January 29, 1997, Messrs. Johnson, Bhatt and Shah were each granted an option to purchase 230,000, 160,000 and 50,000 shares of Common Stock, respectively. On March 31, 1997, Mr. Ibrahim was granted an option to purchase 130,000 shares of Common Stock. On January 13, 1998, Messrs. Johnson, Bhatt, Ibrahim and Shah were each granted an option to purchase 230,000, 160,000, 50,000 and 60,000 shares of Common Stock, respectively. On January 21, 1999, Messrs. Johnson, Bhatt, Ibrahim and Shah were each granted on option to purchase 310,000, 155,000, 65,000 and 60,000 shares of Common Stock, respectively. On March 30, 1999, Mr. Paul was granted an option to purchase 75,000 shares of Common Stock. On January 20, 2000, Messrs. Johnson, Bhatt, Paul, Ibrahim and Shah were each granted an option to purchase 425,000, 290,000, 125,000, 82,000 and 82,000 shares of Common
    Stock, respectively. On February 9, 2001, Messrs. Johnson, Bhatt, Paul, Ibrahim and Shah were each granted an option to purchase 250,000, 200,000, 50,000, 90,000 and 85,000 shares of Common Stock, respectively. Pursuant to the GreenPoint Financial Corp. 1999 Stock Incentive Plan (the "1999 Stock Incentive Plan") and the GreenPoint Financial Corp. Amended and Restated 1994 Stock Incentive Plan (the "1994 Stock Incentive Plan"), the options were granted at fair market value and expire after ten years. The options granted before 1997 vest over four years and the options granted after 1996 vest over three years. The period over which the options vest is subject to acceleration upon the occurrence of certain specified events. The options granted during 2001 are not reflected in this table.
(3) The value of unexercised in-the-money options as shown represents the difference between the fair market value of the Common Stock on December 31, 2000 and the exercise price of the options.

Stock Performance Graph

  The following graph shows a comparison of cumulative total stockholder return on the Common Stock from December 31, 1995 to December 31, 2000, with the cumulative total returns of both a broad-market index and a peer group index. The broad-market index chosen was the S&P 500 Total Return Index produced by SNL Securities ("SNL"), and the peer group index chosen was all publicly-traded thrift institutions with total assets in excess of $5 billion also produced by SNL. The Common Stock began trading on January 28, 1994. The graph depicts a limited period of time. As a result, the graph may not be indicative of possible future performance of the Common Stock.




                                              Period Ending
Index                     12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
                          -------- -------- -------- -------- -------- --------
GreenPoint Financial
 Corp....................   100.00   181.94   282.39   277.92   193.72   349.31
S&P 500..................   100.00   122.86   163.86   210.64   254.97   231.74
SNL $5B+ Thrifts.........   100.00   134.26   227.47   199.63   153.31   273.77

Employment Agreements

  The Corporation has an employment agreement with Mr. Johnson as Chairman and Chief Executive Officer of the Corporation (the "Employment Agreement"). The Employment Agreement provides for a base salary of not less than $500,000 per year and an annual performance award of between 0% and 220% of base salary with a target award of 110%, with a greater or lesser award percentage being paid based on performance.

  Under the Employment Agreement, the Corporation will provide Mr. Johnson with a supplemental retirement benefit, after offset of all other retirement benefits received by him and social security, of 60% of his final average pay which is defined as the average of his highest three years of salary and annual performance awards. The Employment Agreement provides Mr. Johnson with termination benefits under defined circumstances of $2 million, plus any accrued but unpaid base salary and a pro rata annual performance award. The Employment Agreement also provides Mr. Johnson with certain disability and death benefits.

  Mr. Johnson is entitled to a change in control payment if, subsequent to a change in control (as defined in the Employment Agreement), his employment is terminated by the Corporation without cause, or if he terminates his employment for good reason. Any termination by Mr. Johnson during the thirty-day period immediately following the first anniversary of a change in control constitutes termination for good reason. The change in control payment consists of all accrued but unpaid base salary and a pro rata portion of Mr. Johnson's annual performance award for the year in which the termination occurs, plus an amount equal to three times the sum of Mr. Johnson's base salary and annual performance award, plus an additional amount determined pursuant to any retirement or supplemental retirement plan in which Mr. Johnson participates.

  The Employment Agreement also provides that if Mr. Johnson's employment is terminated for cause, he will not compete with the Corporation or the Bank for a period of one year thereafter. The Employment Agreement has a three-year term that is extended on a rolling basis.

  The Corporation also has an employment agreement with Mr. Bhatt as President and Chief Operating Officer (the "Agreement"). The Agreement provides for an annual base salary of not less than $325,000 and an annual performance award of between 0% and 160% of base salary with a target award of 80%, with a greater or lesser award percentage being paid based on performance. The Agreement has a three-year term that is extended on a rolling basis. Under the Agreement, the Corporation will provide Mr. Bhatt with a supplemental retirement benefit, after offset of all other retirement benefits received by him and social security, of 60% of his final average pay which is defined as the average of his highest three years of salary and annual performance awards.

  The Agreement provides Mr. Bhatt with termination benefits under defined circumstances. In addition, a termination payment is payable upon a termination by Mr. Bhatt of his employment for any reason during the thirty-day period immediately following a change of control (as defined in the Agreement). The termination payment under these circumstances consists of all accrued but unpaid base salary and a pro rata portion of Mr. Bhatt's annual performance award for the year in which the termination occurs, plus an amount equal to three times the sum of Mr. Bhatt's base salary and annual performance award, plus an additional amount determined pursuant to any retirement or supplemental retirement plan in which Mr. Bhatt participates. The Agreement also provides Mr. Bhatt with certain disability and death benefits.

  The Corporation also has entered into Change in Control Agreements with each of Messrs. Paul, Ibrahim and Shah (the "Change in Control Agreements", collectively, and the "Change in Control Agreement", individually). The Change in Control Agreement with Mr. Paul has a two-year term and each of the Change in Control Agreements with Messrs. Ibrahim and Shah has a three-year term. The term of each of the Change in Control Agreements is extended on an annual basis. The Change in Control Agreements provide each officer with a termination payment upon the occurrence of a change in control (as defined in the Change in Control Agreements) followed at any time during the term of the Change in Control Agreements by the involuntary termination or certain voluntary terminations of the officer's employment, other than for cause. The termination payment consists of an amount equal to three times (two times in the case of Mr. Paul) the sum of the officer's then base salary and annual bonus plus the amount of any contributions made to any employee benefit plan by the Corporation on behalf of the officer for three years (two years in the case of Mr. Paul) after his termination of employment. In addition, under each of the Change in Control Agreements, each of the officers will be permitted to continue coverage under certain of the plans maintained by the Corporation.

  Under the Employment Agreement, the Agreement and the Change in Control Agreements, payments in the event of a change in control, including other payments that might be made as a result of the change in control, may constitute an excess parachute payment under Section 280G of the Code, resulting in the imposition of an excise tax (under Section 4999 of the Code) on the recipient and denial of the deduction for such excess amounts to the Corporation. The Employment Agreement and the Agreement contain gross-up provisions with respect to any excise tax the executive may incur as a result of an excess parachute payment.

  In the event of Mr. Paul's involuntary termination of employment prior to March 30, 2001 for any reason other than for cause or a change in control, or if he terminates his employment for good reason prior to March 30, 2001, Mr. Paul will continue to receive his then base salary and may be permitted to continue insurance coverage under certain plans maintained by the Corporation for a period of twelve months.

1999 Stock Incentive Plan

  The purpose of the 1999 Stock Incentive Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating officers, employees and/or consultants and to continue to provide the Corporation with the ability to provide incentives more directly linked to the profitability of the Corporation's businesses and increases in stockholder value. It provides that the total number of shares of Common Stock available for grant is 4,700,000 shares. The 1999 Stock Incentive Plan is administered by the Compensation Committee. Among other things, the Committee has the authority to select officers, employees, and/or consultants to whom awards may be granted, to determine the type of award as well as the number of shares of Common Stock to be covered by each award, and to determine the terms and conditions of any such awards.

  Awards under the 1999 Stock Incentive Plan may be granted in any one or a combination of stock options, stock appreciation rights, restricted stock, performance units and other Common Stock-based awards. No single participant may be granted stock options and SARs pursuant to the 1999 Stock Incentive Plan covering in excess of 800,000 shares of Common Stock in any calendar year. Stock options granted under the plan must have an exercise price of not less than fair market value on the date of grant. Adjustments in the number and type of shares and other equitable adjustments may be made by the Board or the Compensation Committee in the event of a merger, reorganization, consolidation, recapitalization, spin-off, stock dividend or any other similar event. Awards may be granted for such terms as the Compensation Committee may determine, except that the term of a stock option may not exceed ten years from its date of grant. Awards outstanding on the termination date of the 1999 Stock Incentive Plan shall not be affected or impaired by such termination.

1994 Stock Incentive Plan

  The 1994 Stock Incentive Plan is intended to help the Corporation attract, retain and provide appropriate incentives for management personnel. Awards under the 1994 Stock Incentive Plan may be granted in any one or a combination of stock options, limited rights and restricted stock. The Compensation Committee administers the plan and authorizes the employees to whom awards are granted, the number of awards granted and the specific terms and conditions of each grant, subject to the provisions of the plan. Awards under the plan must have an exercise price of not less than fair market value at the date of grant. Adjustments in the number and type of shares and other equitable adjustments may be made by the Board or the Compensation Committee in the event of a merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, stock split or any other similar event. In each calendar year, no individual may be granted stock options on more than 800,000 shares of Common Stock. Substantially all of the 10.8 million shares available for grant under the plan have been granted. The 1994 Stock Incentive Plan will terminate on January 28, 2004. Awards granted and outstanding when the plan terminates are not affected or impaired by the termination.

1999 Annual Incentive Plan

  Under the GreenPoint Financial Corp. 1999 Annual Incentive Plan (the "1999 Annual Incentive Plan"), certain executive officers of the Corporation are eligible to receive annual incentive compensation based on performance. The plan is intended to provide the Corporation's most senior executive officers with financial incentives to meet and exceed predetermined goals for specified performance criteria selected by the Compensation Committee each year from one or more of the following criteria: (i) return on equity, (ii) return on assets, (iii) earnings per share, (iv) net income and (v) achievement of predetermined strategic milestones. Target levels may be specified relative to budgeted or other internal goals, or relative to the performance of one or more peer groups. In addition, performance goals may be stated as alternatives, or as combinations. The maximum amount payable annually to each of the eligible officers is $3 million. During 2000, Messrs. Johnson, Bhatt, Paul, Ibrahim and Shah participated in this plan and, during 1999, Messrs. Johnson and Bhatt participated in this plan.

1994 Annual Incentive Plan

  Under the GreenPoint Financial Corp. 1994 Annual Incentive Plan, certain executive officers of the Corporation were eligible to receive additional annual cash compensation based on performance. The executive officers eligible to participate in this plan were the Chief Executive Officer and any other officer whose compensation is required to be disclosed in the annual proxy statement pursuant to rules promulgated under the Exchange Act. The plan was intended to provide participating executive officers with financial incentives to meet and exceed predetermined performance goals. Under the plan, performance criteria were selected by the Compensation Committee each year from one or more of the following: (i) return on equity, (ii) return on assets, (iii) earnings per share, (iv) net income and (v) achievement of predetermined strategic milestones. Target levels were specified relative to budgeted or other internal goals, or relative to performance of one or more peer groups. In addition, goals could be stated as alternatives, or as combinations. The maximum amount payable annually to each of the eligible officers was $1,250,000. During 1998, Messrs. Johnson and Bhatt participated in this plan. The 1999 Annual Incentive Plan replaced this plan for annual incentive compensation paid for 1999 and subsequent years.

Other Benefit Plans

  Pension Plan. As of May 6, 1996, the benefit formula under the Corporation's defined benefit plan (the "Pension Plan") was changed to a cash balance formula. An account balance was established for each participant equal to the then present value of the participant's benefit earned to date. For service periods after May 5, 1996, this account balance is to be increased by interest at a specified rate and a contribution credit equal to a percentage of the participant's eligible base salary. Generally, the interest credit percentage will be established each October 1st and will represent the average of the one-year U.S. Treasury bill rate during the immediately preceding August, May, February and November, plus 1%. The contribution credit percentage ranges from 3% to 6% depending on the participant's years of service with the Corporation. Employees who were participants on May 6, 1996 who had at least ten years of service with the Corporation and who were at least age 50 or whose age plus years of service totaled at least 75 will receive the greater of their account balance or the benefit derived from the "grandfathered" formula. The grandfathered formula is equal to 2% of the participant's average annual compensation during the 60 consecutive calendar months within the participant's 120 consecutive calendar months of participation affording the highest such average, multiplied by the participant's years of credited service, limited to 60% of the final three years of average annual compensation.

  Employees are enrolled in the Pension Plan following the completion of one year of service. The normal retirement age is the later of age 65 and the fifth anniversary of the employee's date of hire, although earlier options are available. The Pension Plan has a five-year vesting provision, and participants who are vested may receive their account balance or annuity equivalent if they leave the employ of the Corporation before retirement. Annual pension benefits attributable to amounts in excess of the limits imposed under the Code are provided under the Corporation's Supplemental Executive Retirement Plan and not under the Pension Plan. As of December 31, 2000, the estimated annual Pension Plan benefit payable upon normal retirement age (assuming the individual continues to work to age 65 at the current rate of compensation and a 6% interest credit percentage) for Mr. Johnson, Mr. Bhatt, Mr. Paul, Mr. Ibrahim and Mr. Shah was $12,100, $10,700, $6,400, $22,900 and $16,300, respectively.

  Incentive Compensation Plan. The Corporation maintains an incentive compensation plan for certain officers of the Corporation (the "Incentive Plan"). Generally, officers with the title of Vice President and above are eligible to participate in the Incentive Plan. Mr. Paul participated in this plan in 1999. Messrs. Ibrahim and Shah participated in this plan in 1999 and 1998. The Incentive Plan provides for cash payments to these officers based upon the Corporation's performance relative to predetermined financial goals, as well as the performance of the business unit or the staff unit to which each officer is assigned and the individual performance of each officer.

-------------------------------------------------------------------------------

                   Transactions with Certain Related Persons

-------------------------------------------------------------------------------

  The Corporation's policies require that all transactions between the Corporation and its executive officers, Directors, holders of 10% or more of its Common Stock and affiliates thereof, contain terms no less favorable to the Corporation than could have been obtained by it in arms-length negotiations with unaffiliated persons. In addition, with respect to loans, the Corporation's policies prohibit the granting of loans at an interest rate discount or with any other favorable features to officers at and above the Senior Vice President level and further require that loans to any such person must be approved by the Board. As of March 20, 2001, no such loans had been made.

-------------------------------------------------------------------------------

                         Beneficial Ownership Reports

-------------------------------------------------------------------------------

  Pursuant to regulations promulgated under the Exchange Act, the Corporation's executive officers and Directors and persons who own more than 10% of the Common Stock are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Corporation with copies of all such ownership reports that are filed. Based solely on the Corporation's review of the copies of such ownership reports which it has received in the past fiscal year or the current fiscal year, or written representations from such persons that no annual report of change in beneficial ownership was required, the Corporation believes that all persons subject to such reporting requirements have complied with such reporting requirements.

-------------------------------------------------------------------------------

              PROPOSAL 2--RATIFICATION OF APPOINTMENT OF AUDITOR

-------------------------------------------------------------------------------

  The Board has appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to perform the audit of the Corporation's financial statements for the year ending December 31, 2001, subject to ratification by the Corporation's stockholders at the Meeting. PricewaterhouseCoopers served as the independent auditor of the Corporation for the year ended December 31, 2000.

  The following table contains information concerning aggregate fees billed to the Corporation by PricewaterhouseCoopers for professional services rendered for the year ended December 31, 2000.

                             Financial Information Systems                  All Other
        Audit Fees           Design and Implementation Fees                    Fees
        ----------           ------------------------------                 ----------
        $1,341,000                     $2,346,000                           $1,118,000

  Representatives from PricewaterhouseCoopers will be present at the Meeting, and will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

  The affirmative vote of the holders of a majority of the Common Stock present at the Meeting, in person or by proxy, and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers as the Corporation's independent auditor for the year ending December 31, 2001.

  THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE CORPORATION'S INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2001.

-------------------------------------------------------------------------------

            PROPOSAL 3--APPROVAL OF THE GREENPOINT FINANCIAL CORP.
                 NON-EMPLOYEE DIRECTORS 2001 STOCK OPTION PLAN

-------------------------------------------------------------------------------

  In February 2001, the Board adopted the 2001 Plan, subject to approval by the Corporation's stockholders. The plan will become effective immediately upon approval by the Corporation's stockholders and will terminate ten years after its effective date. Stock options outstanding on the termination date of the plan shall not be affected or impaired by the termination of the plan. Once effective, the 2001 Plan will replace the Directors Stock Option Plan for stock option grants made in 2001 and subsequent years. The 2001 Plan is substantially identical to the Directors Stock Option Plan. The purpose of the plan is to provide compensation to Non-Employee Directors in the form of stock options so as to promote the long term financial success of the Corporation by further aligning the interests of Non-Employee Directors with the interests of the Corporation and its stockholders. Set forth below is a summary of certain important features of the 2001 Plan, which summary is qualified in its entirety by reference to the actual plan attached as Appendix B to this Proxy Statement.

  The total number of shares of Common Stock for which options may be granted under the 2001 Plan will not exceed 275,000 shares while the plan is in effect, subject to certain adjustments, which number of shares includes 12,000 of the shares of Common Stock remaining available for grant as of the date of adoption of the plan under the Directors Stock Option Plan. The number of shares authorized for issuance under the plan takes into consideration the fact that all of the shares of Common Stock authorized for issuance under the Directors Stock Option Plan (except the 12,000 shares referred to above) already have been issued pursuant to the terms of that plan.

  The 2001 Plan will be administered by the Compensation Committee. However, grants of stock options to participants, and the amount, nature and timing of such grants are automatically determined and are not subject to the determination of the Compensation Committee. Only Non-Employee Directors are eligible to participate in the plan. As of March 20, 2001, all of the members of the Board other than Messrs. Johnson, Bhatt and Paul would qualify as Non-Employee Directors under the plan. During the term of the plan, Non-Employee Directors will receive a non-qualified stock option (defined in the plan as a stock option that does not meet the requirements of Section 422 of the Code) to purchase 10,000 shares of Common Stock at a price equal to the fair market value at the time of the grant upon becoming a Director (the "Initial Grant"). In addition, on the day following the Corporation's Annual Meeting each year, each Non-Employee Director will receive a non-qualified stock option to purchase 4,000 shares of Common Stock at a price equal to the fair market value at the time of the grant, provided such individual continues to be a Non-Employee Director. The term of each stock option is ten years from the date of grant. Other than the Initial Grant, stock options will be fully exercisable one year after the date of grant. Stock options subject to the Initial Grant will become exercisable with respect to 6,000 shares one year after the date of grant, and with respect to an additional 2,000 shares on each of the second and third anniversaries of the date of grant. All stock options shall become immediately exercisable upon the death, retirement or disability of a Non-Employee Director or upon a change of control of the Corporation (as those terms are defined in the plan). If the 2001 Plan had been in effect for 2000, the Non-Employee Directors would have received stock option grants in 2000 in the same amounts as granted in 2000 under the Directors Stock Option Plan.

  Stock options may be exercised pursuant to a "cashless exercise" procedure in accordance with applicable securities laws. Under such a procedure, payment of the purchase price of Common Stock pursuant to the exercise of the stock options may be made, in whole or part, through the surrender of shares of Common Stock at the fair market value of such shares on the date of surrender. Stock options granted under the 2001 Plan will not be transferable, except by will and the laws of descent and distribution, pursuant to a transfer to the optionee's immediate family (as that term is defined under the plan), or pursuant to a qualified domestic relations order.

  The Board may amend, alter or discontinue the plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a stock option without the optionee's consent, except such an amendment made to comply with applicable law, or stock exchange or accounting rules, or (ii) disqualify the plan from the exemption provided by Rule 16b-3 as promulgated by the Commission under Section 16(b) of the Exchange Act. In addition, (i) no amendment shall be made without the approval of the Corporation's stockholders to the extent such approval is required by applicable law or stock exchange rules, and (ii) the plan shall not be amended more often than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

  The grant of non-qualified stock options under the 2001 Plan does not result in any taxable income to the participant. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their cost to the participant is taxable to the participant as ordinary income, and the Corporation would be entitled to a deduction for federal income tax purposes of the same amount. The participants' tax basis for the shares is their fair market value at the time of exercise.

  The affirmative vote of the holders of a majority of the Common Stock present at the Meeting, in person or by proxy, and entitled to vote is required to approve the 2001 Plan.

  THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE GREENPOINT FINANCIAL CORP. NON-EMPLOYEE DIRECTORS 2001 STOCK OPTION PLAN.

-------------------------------------------------------------------------------

                                 OTHER MATTERS

-------------------------------------------------------------------------------

  The Board of Directors is not aware of any business to come before the Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

-------------------------------------------------------------------------------

                                 MISCELLANEOUS

-------------------------------------------------------------------------------

  The cost of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, D.F. King & Co., Inc. will assist the Corporation in soliciting proxies for the Meeting and will be paid a fee of $11,000 plus reimbursement for out-of-pocket expenses. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, Directors, and officers and other employees of the Corporation may solicit proxies personally or by telephone, telegram or other means of communication without additional compensation.

  The Corporation's 2000 Annual Report to Stockholders, including financial statements, was mailed to all stockholders with the Proxy Statement. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

-------------------------------------------------------------------------------

                             STOCKHOLDER PROPOSALS

-------------------------------------------------------------------------------

  In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's main office at 90 Park Avenue, New York, New York 10016, no later than November 23, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Howard C. Bluver
                                          Howard C. Bluver

                                          Secretary
New York, New York

March 23, 2001

-------------------------------------------------------------------------------

                          ANNUAL REPORT ON FORM 10-K

-------------------------------------------------------------------------------

  A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR 2000 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST. WRITTEN REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT THE ADDRESS STATED HEREIN.

                                                                     APPENDIX A

                          GREENPOINT FINANCIAL CORP.

                            AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE RESPONSIBILITIES

  The Audit Committee is a Committee of the Board of Directors of the Company. The Committee's role is to assist the Board in its oversight of the Company's financial reporting process, including monitoring: 1) the preparation, presentation and integrity of the financial statements of the Company, 2) the independence and performance of the Company's independent auditor and internal auditors, and 3) the accounting and financial reporting principles and internal controls and procedures designed to assure compliance by the Company with accounting standards and applicable legal and regulatory requirements.

AUDIT COMMITTEE MEMBERSHIP REQUIREMENTS

  . The Audit Committee of GreenPoint Financial Corp. (the "Company") is composed of from four to seven outside directors who are independent of management. They are elected by the Board of Directors. The Chairman of the Committee is also appointed by the Board of Directors.

  . The members of the Audit Committee will meet the independence, experience and other requirements of the NYSE.

The Board of Directors reviews existing and potential Audit Committee members on an annual basis to determine if they continue to meet the independence and experience requirements for membership on the Committee and other additional membership requirements. The Board reviews the composition of the Audit Committee for compliance with the composition requirements each time a change in members occurs.

AUDIT COMMITTEE AUTHORITY

  The Audit Committee is granted the authority to investigate any activity of the Company. It shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or any persons having special competencies as necessary to assist the Committee in fulfilling its responsibilities.

MEETINGS AND AGENDA

  The Audit Committee meets on a quarterly basis and as many times as the Committee deems necessary. Executive management, the internal auditor and a representative of the independent auditor attend the Committee meetings. Other members of management may be asked to attend, as deemed necessary. An agenda (previously reviewed by the Audit Committee Chairman), along with pertinent materials (such as the internal auditor's quarterly report) to be discussed at the meeting, is sent to each Committee member prior to the meeting date.

MINUTES

  The internal auditor, or a designated alternate, acts as Committee secretary and is responsible for preparing minutes of the meetings. The minutes are sent to all members of the Board of Directors and the Secretary of the Board for permanent filing.

DUTIES OF THE AUDIT COMMITTEE

  1. Review and reassess the adequacy of the Audit Committee Charter on an annual basis and recommend any proposed changes to the Board for approval.

  2. Review with Executive management and the independent auditor, audited annual financial statements and the statutorily required annual reports prior to the filing of the Company's Annual Report on the Securities and Exchange Commission's (SEC) Form 10-K with the SEC. Annual reports include the basis for management's report of the effectiveness of internal control over financial reporting and compliance with pertinent laws and regulations under Part 363 of the Federal Deposit Insurance Corporation's (FDIC) rules and regulations.

  3. Meet periodically with management to review the Company's major financial reporting risk exposures and the steps management has taken to monitor and control such exposures.

  4. Review a summary of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

  5. The Audit Committee, or its designated member, will discuss with management and the independent auditor the review of the Company's quarterly financial statements prior to the release of the SEC Form 10-Q.

  6. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  7. Review and make recommendations to the Board of Directors on the selection of the independent auditor or the reasons for its dismissal or resignation. The independent auditor is ultimately accountable to the Audit Committee and the Board of Directors.

  8. Review the aggregate annual fees billed by the independent auditor for the most recently completed fiscal year for audit services, financial information systems design and implementation services and all other services performed by the independent auditor for the Company.

  9. Receive periodic reports from the independent auditor regarding the auditor's independence (including, but not limited to, the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1), discuss such reports and the independent auditor's independence with the auditor, consider whether the provision of the non-audit services by the independent auditor is compatible with maintaining the independent auditor's independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

  10. Review the appointment and, where appropriate, the replacement of the senior internal auditing executive.

  11. Review, with Executive management and the internal auditor, the quarterly internal auditor's reports on controls, including management's response to the internal auditor's reported findings and recommendations and the resolution of identified weaknesses.

  12. Review, with the independent auditor prior to the annual audit, the scope of its examination and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended by SAS 90) relating to the conduct of the audit.

  13. Evaluate and discuss with the independent auditor any disclosures made by such independent auditor under Section 10A of the Private Securities Litigation Reform Act of 1995 (illegal acts).

  14. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management or other letter provided by the auditor and the Company's response to that letter. Such review should include (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, (b) any changes required in the planned scope of the audit and (c) coordination with the internal audit department.

  15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and the Company's Code of Conduct.

  16. Review, with Executive management and the independent auditor, their assessment of the adequacy of overall accounting and internal controls over financial reporting.

  17. Fulfill, with Executive management, the requirements of Section 254 of the New York State Banking Law.

  18. Review with the Company's General Counsel, legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or queries from regulators or governmental agencies.

  19. Review the scope of audits performed by the internal auditors and make recommendations to the Board of Directors regarding the approval of the internal auditor's Annual Audit Plan (Auditing Division Time Utilization Report).

  20. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

  21. Report the results of each of the Audit Committee meetings to the Board of Directors at the next regularly scheduled Board meeting.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct or to assure auditor independence.

                                                                     APPENDIX B

                          GREENPOINT FINANCIAL CORP.

                            NON-EMPLOYEE DIRECTORS
                            2001 STOCK OPTION PLAN

SECTION 1. Purpose; Definitions.

  The purpose of the Plan is to provide compensation to Non-Employee Directors in the form of Stock Options.

  For purposes of the Plan, the following terms are defined as set forth below:

  "Board" means the Board of Directors of the Company.

  "Change of Control" means any of the following:

        a. the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph c; or

        b. individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason not to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        c. consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        d. approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

    "Company" means GreenPoint Financial Corp., a Delaware corporation.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

    "Fair Market Value" means as of any given date, the closing price of the Stock on the New York Stock Exchange or on any national exchange on which the Stock is listed. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee (as defined in Section 2(a)) in good faith.

    "Non-Employee Director" means a person who as of any applicable date is a member of the Board and is not an officer or employee of the Company or any subsidiary of the Company.

    "Non-Qualified Stock Option" means a Stock Option that does not meet the requirements of Section 422 of the Code.

    "Participant" means a Non-Employee Director who is granted a Stock Option hereunder.

    "Plan" means the GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

    "Stock" means the common stock, par value $.01 per share, of the Company.

    "Stock Option" means an option to purchase shares of Stock.

    "Termination of Directorship" means the date upon which any Participant ceases to be a member of the Board for any reason whatsoever.

  In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration.

  a. Committee. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), which shall consist of not less than three members of the Board, each of whom shall be a "non-employee director" as that term is used in Rule 16b-3 as promulgated by the Securities and Exchange Commission or any successor agency under Section 16(b) of the Exchange Act ("Rule 16b-3"). Grants of Stock Options to Participants under the Plan and the amount, nature and timing of the grants shall be automatically determined as described in Section 5 and shall not be subject to the determination of the Committee.

  b. Authority of the Committee. Subject to certain specific limitations and restrictions set forth in the Plan, the Committee shall have full and final authority to interpret the Plan; to prescribe, amend and rescind rules and regulations, if any, relating to the Plan; and to make all determinations necessary or advisable for the administration of the Plan. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or gross negligence. All decisions which are made by the Committee with respect to interpretation of the terms of the Plan and with respect to any questions or disputes arising under the Plan shall be final and binding on the Company and the Participants, their heirs or beneficiaries. The Committee shall not be empowered to take any action, whether or not otherwise authorized under the Plan, which would result in any Director of the Company failing to qualify as a "non-employee director".

  c. Acts of the Committee. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

SECTION 3. Stock Subject to Plan.

  Subject to adjustment as provided herein, there may be granted under the Plan an aggregate of not more than 275,000 shares of Stock, which number includes 12,000 of the shares of Stock remaining available for awards as of the date of adoption of the Plan under the Company's Non-Employee Directors Stock Option Plan.

  In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number of shares of Stock reserved for issuance under the Plan, and the number and option price of shares of Stock subject to outstanding Stock Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

SECTION 4. Eligibility.

  Only individuals who are Non-Employee Directors are eligible to be granted Stock Options under the Plan.

SECTION 5. Stock Options.

  a. Initial Grants. Each Non-Employee Director shall initially receive, within thirty days after initial election to office, a Non-Qualified Stock Option to purchase 10,000 shares of Stock at a price equal to the Fair Market Value at the time of the grant of the shares of Stock subject to such Non-Qualified Stock Option (the "Initial Grant").

  b. Annual Grants. Prior to termination of the Plan pursuant to Section 6, on the day following the Company's Annual Meeting commencing with its Annual Meeting in 2001, such Non-Employee Director shall receive a Non-Qualified Stock Option to purchase 4,000 shares of Stock at a price equal to the Fair Market Value at the time of the grant of the shares of Stock subject to such Non-Qualified Stock Option, provided such individual shall continue to be a Non-Employee Director.

  c. Insufficient Shares of Stock. In the event that the number of shares of Stock available for grant under the Plan is insufficient to make all grants required to be made on a given date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares available for grant under the Plan.

  d. Additional Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions in addition to those set forth above:

  1. Option Term. The term of each Stock Option shall be 10 years from the date the Stock Option is granted.

  2. Exercisability. Other than the Initial Grant, Stock Options shall be fully exercisable one year after the date of grant. Stock Options subject to the Initial Grant shall become exercisable with respect to 6,000 shares, one year after the date of grant, and with respect to an additional 2,000 shares on each of the second and third anniversaries of the date of grant.

    All Stock Options shall become immediately exercisable upon the death, retirement or disability of a Non-Employee Director or upon a Change of Control of the Company.

  3. Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Options to be purchased.

    Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. Stock Options may be exercised pursuant to a "cashless exercise" of a Stock Option (i.e., payment of the purchase price may be made, in whole or in part, through the surrender of shares of Common Stock at the Fair Market Value of such shares on the date of surrender), in accordance with applicable securities laws.

    No shares of Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, has given the representation described in Section 7(a).

  4. Non-transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise; or (iii) pursuant to a qualified domestic relations order (as defined in the Code or ERISA). For purposes of this Plan, unless otherwise determined by the Committee, "immediate family" shall mean the optionee's children, spouse and grandchildren. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such Stock Option is transferred pursuant to this paragraph, it being understood that the term "optionee" includes such guardian, legal representative and other transferee.

  5. Termination. If a Termination of Directorship occurs for any reason, any Stock Option held by such Participant shall continue to be exercisable, in accordance with its terms and may be exercised for the balance of such Stock Option's term.

SECTION 6. Term, Amendment and Termination.

  The Plan will terminate on the tenth anniversary of the effective date of the Plan. Under the Plan, Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

  The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of an optionee under a Stock Option without the optionee's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules, or (b) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, (a) no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules and (b) the Plan shall not be amended more often than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder.

  Subject to the above provisions, the Board shall have the authority to amend the Plan to take into account changes in law and accounting rules as well as other developments, and to grant Stock Options which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 7. General Provisions.

  a. Unless the shares have been registered under the Securities Act of 1933, as amended, each person purchasing or receiving shares of Stock pursuant to a Stock Option shall represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to the distribution thereof. The certificates for such shares of Stock shall include an appropriate legend to reflect the restrictions on transfer.

  b. Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its Non-Employee Directors.

  c. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Stock Option awarded under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may, at the election of the optionee (which election shall be subject to compliance with requirements of Rule 16b-3), be settled with Stock, including Stock that is part of the Stock Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

  d. The Plan and all Stock Options awarded and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 8. Effective Date of Plan.

  The Plan shall be adopted by the Board and presented to stockholders of the Company for their approval. Stock Options may be granted prior to such approval but are contingent upon such approval being obtained.

                          GREENPOINT FINANCIAL CORP.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS--MAY 8, 2001

The undersigned hereby appoints Thomas S. Johnson, Jeffrey R. Leeds and Ramesh Shah, and each of them, with full power of substitution, for and in the name of the undersigned, to vote all common stock, par value $.01 per share, of GreenPoint Financial Corp., a Delaware corporation, that the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Stockholders to be held at the Grand Hyatt Hotel, Park Avenue at Grand Central, New York, New York, on Tuesday, May 8, 2001 at 10:00 a.m., local time, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card, and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.


This proxy is being solicited by the Board of Directors of GreenPoint Financial Corp. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND, WITH RESPECT TO ITEM 4, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                -----------
                                                                SEE REVERSE
                                                                   SIDE
                                                                -----------
                     Detach here from proxy voting card.

                                                        Please mark
                                                        your votes as [X]
                                                        indicated in
                                                        this example

       The Board of Directors recommends a vote FOR Proposals 1, 2 and 3


1.  Election of Directors
    Nominees:                  FOR all nominees       WITHHOLD
01  Bharat B. Bhatt            (except as noted       authority to
02  Robert M. McLane           to the contrary        vote for all
03  Edward C. Schmults             below)             nominees
04  Robert F. Vizza                  [ ]                 [ ]

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
-----------------------------------------------------------------------------

2. Ratification of appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditor for the year ending December 31, 2001.

                    FOR          AGAINST           ABSTAIN
                    [ ]           [ ]                [ ]

3. Approval of the GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan.

                    FOR          AGAINST           ABSTAIN
                    [ ]           [ ]                [ ]


4. In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.


I consent to future access to the Corporation's Annual Reports and Proxy Statements electronically via the Internet. I understand that the Corporation may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time.

Please sign and date below and return in enclosed envelope promptly or use the telephone or Internet voting procedure.

Date__________________________, 2001


_____________________________________
Signature(s)

NOTE: Please date and sign this proxy exactly as your name appears hereon. In case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

-------------------------------------------------------------------------------
***IF YOU WISH TO VOTE BY TELEPHONE OR BY INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

      Your vote is important! . Vote 24 hours a day

It's your choice: fast, convenient--and your vote is immediately confirmed and posted

[X]   Vote by Telephone  or                               [X]   Vote by Internet
                                                          Just follow these 4 easy steps:
Just follow these 4 easy steps:                           1.    Read the accompanying Proxy Statement.
1.    Read the accompanying Proxy Statement.                    Keep this proxy card handy as a reference
      Keep this proxy card handy as a reference                 while you vote.
      while you vote.
                                                          2.    Go to Mellon's website registration page at
2.    Call the toll-free number 1-800-840-1208                  http://www.proxyvoting.com/gpt anytime
      on a touch-tone telephone anytime prior to                prior to 4:00 p.m. Eastern Time on
      4:00 p.m. Eastern Time on May 7, 2001.                    May 7, 2001.
      There is no charge for this call.
                                                          3.    Enter your Control Number located on the
3.    Enter your Control Number located on the                  lower right-hand corner of this proxy card.
      lower right-hand corner of this proxy card.
                                                          4.    Follow the instructions at
4.    Follow the recorded instructions.                         http://www.proxyvoting.com/gpt.


Your telephone or Internet vote authorizes the named Proxies to vote in the same manner as if you marked, signed and returned your proxy card. It is not necessary to return the printed proxy card if you vote by telephone or Internet.